CHANGE-IN-CONTROL SEVERANCE AND RESTRICTIVE COVENANT AGREEMENT THIS CHANGE-IN-CONTROL SEVERANCE AND RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is made and entered into this ___ day of ________, 2025 by and between Rollins, Inc. (the “Company”), a Delaware corporation, and ______________1 (“Executive”). For purposes of this Agreement, the Company and Executive are referred to collectively as the “Parties.” BACKGROUND WHEREAS, Executive is currently employed by the Company; WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of Executive, notwithstanding the possibility, threat or occurrence of a Change in Control (as defined below); WHEREAS, the Company desires to obtain the agreement of Executive to certain restrictive covenants as set forth herein in exchange for Executive’s receipt of good and valuable consideration as set forth herein; and WHEREAS, in order to accomplish the foregoing objectives, the Company and Executive desire to enter into this Agreement. NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Severance Benefits. (a) Subject to the terms and conditions of this Agreement, in the event of a Qualifying Change-in-Control Termination (as such term is defined in Section 2 hereof), the Company shall pay to Executive the following benefits (collectively, the “Severance Benefits”): (i) an amount equal to [___]2 times the sum of (A) Executive’s then-current Base Salary, plus (B) Executive’s target annual cash bonus for the calendar year in which the date of termination occurs (ignoring any decrease in Base Salary or decrease in target annual cash bonus that forms the basis for a Qualifying Change-in-Control Termination pursuant to Section 2(q)(ii) hereof), payable in a single lump sum within sixty (60) days following the date of termination; (ii) an amount equal to the product of (A) Executive’s target annual cash bonus for the calendar year in which the date of termination occurs (ignoring any decrease in target annual cash bonus that forms the basis for a Qualifying Change-in-Control Termination pursuant to Section 2(q)(ii) hereof), and (B) a fraction, the numerator of which is the number of days Executive was employed by the Company during the year of termination and the denominator of which is the number of days in such year, payable in a single lump sum within sixty (60) days following the date of termination; (iii) for eighteen (18) months following the date of termination (the “COBRA Reimbursement Period”), monthly payments of an amount equal to the excess of (X) the COBRA cost of all medical, dental and vision insurance coverage which Executive and Executive’s dependents are receiving on thee date of termination over (Y) the amount that Executive would 1 CEO, CFO, and CLO 2 3x for CEO; 2x for CFO; 1.5x for CLO

2 have had to pay for such coverage if Executive had remained employed during the COBRA Reimbursement Period and paid the active employee rate for such coverage, less withholding for taxes and other similar items; provided, however, that (A) if Executive becomes eligible to receive group health benefits under a program of a subsequent employer or otherwise (including coverage available to Executive’s spouse), the Company’s obligation to pay any portion of the cost of health coverage as described herein shall cease, except as otherwise provided by law; (B) the COBRA Reimbursement Period shall only run for the period during which Executive is eligible to elect health coverage under COBRA and timely elects such coverage; (C) nothing herein shall prevent the Company from amending, changing, or canceling any group medical, dental, vision and/or prescription drug plans during the COBRA Reimbursement Period; (D) during the COBRA Reimbursement Period, the benefits provided in any one calendar year shall not affect the amount of benefits provided in any other calendar year (other than the effect of any overall coverage benefits under the applicable plans); (E) the reimbursement of an eligible taxable expense shall be made as soon as practicable but not later than December 31 of the year following the year in which the expense was incurred; (F) Executive’s rights pursuant to this Section 1(a)(ii) shall not be subject to liquidation or exchange for another benefit; and (G) the monthly payments described in this Section 1(a)(ii) shall be taxable to Executive and any applicable withholdings shall apply, or such amounts shall be treated as imputed income to Executive; (iv) Executive’s outstanding time-based equity awards shall be treated as provided in the applicable award agreement; and (v) notwithstanding anything to the contrary in the applicable award agreement, as of Executive’s date of termination, Executive’s outstanding performance-based equity awards shall become vested as to the number of units or shares of Company common stock that would vest based upon the achievement of target performance levels as provided in the applicable award agreement. (b) If Executive’s employment with the Company terminates for any reason other than by reason of a Qualifying Change-in-Control Termination, then Executive shall not be entitled to the Severance Benefits. (c) Notwithstanding anything in this Agreement to the contrary, the Company shall be obligated to pay Executive the Severance Benefits only if (X) Executive shall have executed a full general release of claims and covenant not to sue in the form provided by the Company within the time period specified in such release agreement and such release agreement shall not have been revoked within any revocation period specified therein, and (Y) Executive fully complies with the obligations set forth in Section 6 hereof. 2. Definitions. The following capitalized terms used in this Agreement shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms: (a) “Beneficial Owner” has the meaning given such term in Rule 13d-3 of the General Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended. (b) “Cause” means a good faith determination by the Board that any of the following has occurred: (i) conduct by Executive that amounts to willful misconduct or gross neglect of Executive’s duties and responsibilities;

3 (ii) Executive’s material failure to perform Executive’s duties and responsibilities, including prolonged absences without the consent of the Chairman of the Board unless otherwise excused by law or under the Company’s leave policies; provided that the nature of such conduct shall be set forth in a written notice to Executive who shall have thirty (30) business days following delivery of such notice to cure such alleged conduct, provided that such conduct is, in the reasonable discretion of the Board, susceptible to a cure; (iii) any conduct by Executive within the scope of or related to Executive’s employment that is in material violation of any written policy, board committee charter, or code of ethics or business conduct (or similar code) of the Company to which Executive is subject; provided that, if such conduct is, in the reasonable discretion of the Board, reasonably susceptible to a cure, such conduct shall not constitute “Cause” unless and until the nature of such conduct has been set forth with reasonable particularity in a written notice to Executive and Executive has failed to cure such conduct within thirty (30) days following Executive’s receipt of such notice; (iv) any act of fraud, misappropriation, or embezzlement by Executive, whether or not such act was committed in connection with the business of the Company; (v) a material breach of this Agreement, including, without limitation, a breach of Section 6 hereof; provided that, if such material breach is, in the reasonable discretion of the Board, reasonably susceptible to a cure, such material breach shall not constitute “Cause” unless and until the nature of such material breach has been set forth with reasonable particularity in a written notice to Executive and Executive has failed to cure such material breach within thirty (30) days following Executive’s receipt of such notice; or (vi) Executive’s charge with, indictment for, conviction of, or pleading guilty or nolo contendere to with respect to (a) a felony or a crime involving moral turpitude (including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime, or lesser offense is connected with the business of the Company, or (b) any crime in connection with the business of the Company. (c) “Change in Control” means and includes any one of following events: (i) any Person, other than a Principal Stockholder, becomes a Beneficial Owner, directly or indirectly, of fifty percent (50%) or more of the voting power of the then- outstanding securities of Company eligible to vote for the election of directors (“Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions of Company Voting Securities shall not constitute a Change in Control: (A) an acquisition directly or indirectly from the Company, including an acquisition by or through a broker, underwriter, or financial institution acquiring such securities as part of a firm commitment or similar underwriting or distribution process, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (D) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); (ii) during any consecutive 12-month period, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the beginning of such 12-month period and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any

4 Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or (iii) the consummation of a reorganization, merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company, the sale or other disposition of all or substantially all of Company’s assets, or the acquisition of assets or stock of another corporation or other entity (each, a “Transaction”), unless immediately following such Transaction: (A) all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the outstanding Company Voting Securities immediately prior to such Transaction beneficially own, directly or indirectly, more than fifty percent (50%) of the voting power of the then-outstanding shares of voting securities of the entity resulting from such Transaction (including, without limitation, an entity which as a result of such Transaction owns Company or all or substantially all of Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Entity”) in substantially the same proportions as their ownership, immediately prior to such Transaction, of the outstanding Company Voting Securities, and (B) no person (other than (x) the Company, (y) the Surviving Entity or its ultimate parent entity, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing) is the Beneficial Owner, directly or indirectly, of fifty percent (50%) or more of the total common stock or fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Entity, and (C) at least a majority of the members of the board of directors of the Surviving Entity were Incumbent Directors at the time of the Board of Director’s approval of the execution of the initial agreement providing for such Transaction (any Transaction which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a “Non- Qualifying Transaction”). (d) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. (e) “Code” means the Internal Revenue Code of 1986, as amended. (f) “Competitive Services” means (i) the business of providing pest or wildlife control services or protection against termite damage, rodents and insects; and (ii) the business of providing any other activities, products, or services of the type conducted, authorized, offered, or provided by the Company as of the Termination Date, or during the two (2) years immediately prior to the Termination Date. (g) “Confidential Information” means any and all data and information relating to the Company, its activities, business, or clients that (i) is disclosed to Executive, is conceived, created, developed, or produced by Executive during Executive’s employment with the Company, or of which Executive becomes aware as a consequence of Executive’s employment with the Company; (ii) has value to the Company; and (iii) is not generally known outside of the Company. “Confidential Information” shall include, but is not limited to, the following types of information regarding, related to, or concerning the Company: trade secrets (as defined by O.C.G.A. § 10-1-761); financial plans and data; management planning information; business plans; operational methods; market studies; marketing plans or strategies; pricing information; product development techniques or plans; customer lists; customer files, data and financial information; details of customer contracts; current and anticipated customer requirements; identifying and other information pertaining to business referral sources; past, current and planned research and development; computer aided systems, software, strategies and programs; business acquisition plans; management organization and related information (including, without limitation, data and other information concerning the compensation and benefits paid to officers, directors, employees and management); personnel and compensation policies; new personnel acquisition plans; and other similar information. “Confidential Information” also includes combinations of information or materials which individually may

5 be generally known outside of the Company, but for which the nature, method, or procedure for combining such information or materials is not generally known outside of the Company. In addition to data and information relating to the Company, “Confidential Information” also includes any and all data and information relating to or concerning a third party that otherwise meets the definition set forth above, that was provided or made available to the Company by such third party, and that the Company has a duty or obligation to keep confidential. This definition shall not limit any definition of “confidential information” or any equivalent term under state or federal law. “Confidential Information” shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company. (h) “Disability” means a condition for which benefits are payable under any long-term disability coverage (without regard to the application of any elimination period requirement) then provided to Executive by the Company or, if no such coverage is then being provided, the inability of Executive to perform the essential functions of Executive’s position under this Agreement, even with the Company’s reasonable accommodation, for a period of at least 180 consecutive days as certified by a physician chosen by Executive and reasonably acceptable to the Company. For the avoidance of doubt, nothing in this Agreement modifies the Company’s obligations to provide accommodations to Executive under applicable state, federal and local disability accommodation laws. (i) “Excise Tax” means any excise tax imposed by Section 4999 of the Code. (j) “Good Reason” shall mean: (i) a material diminution in Executive’s title, authority, duties, or responsibilities which is not consented to by Executive in writing; (ii) a material diminution in Executive’s base compensation (which includes Executive’s Base Salary and target annual cash bonus opportunity) which is not consented to by Executive in writing; (iii) a change in the location of Executive’s primary office such that Executive is required to report regularly to an office located outside of a 50-mile radius from the location of Executive’s primary office as of the Effective Date, which change is not consented to by Executive in writing and provided such relocation increases Executive’s regular commute); or (iv) a material breach of the terms of this Agreement by the Company; provided, however, that Executive must provide notice to the Company of the condition Executive contends is Good Reason within ninety (90) days after the initial existence of such condition, and the Company shall have a period of thirty (30) days to remedy the condition commencing on the date the Company receives such notice from Executive. If the Company does not remedy the condition within such 30-day period, then Executive must resign for Good Reason within thirty (30) days after the end of the Company’s remedy period. (k) “Material Contact” means (i) having dealings with a customer or potential customer on behalf of the Company; (ii) coordinating or supervising dealings with a customer or potential customer on behalf of the Company; (iii) obtaining Confidential Information about a customer or potential customer in the ordinary course of business as a result of Executive’s employment with the Company; or (iv) receiving compensation, commissions, or earnings within the two (2) years prior to the Termination Date that resulted from the sale or provision of products or services of the Company to a customer. (l) “Payment” shall mean any benefit, payment, or distribution made or given by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise). (m) “Person” means any individual or any corporation, partnership, joint venture, limited liability company, association, or other entity or enterprise. (n) “Principal or Representative” means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative, or consultant.

6 (o) “Principal Stockholder” means (i) any member of the Significant Stockholder Group, (ii) the Gary W. Rollins Voting Trust U/A dated September 14, 1994, (iii) the R. Randall Rollins Voting Trust U/A dated August 25, 1994, (iv) LOR, Inc., (v) Rollins Holding Company, Inc., (vi) RCTLOR, LLC, (vii) RFA Management Company, LLC, (viii) The Margaret H. Rollins 2014 Trust, (ix) RFT Investment Company, LLC, or (x) the 2007 GWR Grandchildren’s Partnership. (p) “Protected Customer” means any Person to whom the Company has sold its products or services or actively solicited to sell its products or services, and with whom or which Executive has had Material Contact on behalf of the Company during Executive’s employment with the Company. (q) “Qualifying Change-in-Control Termination” means Executive’s (i) termination of employment by the Company without Cause, or (ii) a resignation by Executive for Good Reason, in either case within twenty-four (24) months following a Change in Control. For the avoidance of doubt, in no event shall Executive be deemed to have experienced a Qualifying Change-in-Control Termination as a result of (1) Executive’s death or Disability, (2) Executive’s resignation from employment with the Company other than for Good Reason, (3) Executive’s termination of employment by the Company for Cause, or (4) Executive’s termination of employment by the Company without Cause or Executive’s resignation for Good Reason at any time other than during the twenty-four (24) months following a Change in Control. (r) “Restricted Period” means during Executive’s employment with the Company and for a period of twenty-four (24) months immediately following the Termination Date. (s) “Restricted Territory” means (i) Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, Wyoming and the District of Columbia; and (ii) any other territory where Executive is working on behalf of the Company during the one (1) year preceding the conduct in question (if the conduct occurs while Executive is still employed by the Company) or the Termination Date (if the conduct occurs after Executive’s termination), as applicable. (t) “Restrictive Covenants” means the restrictive covenants contained in Section 6(a) through 6(f) hereof. (u) “Significant Stockholder Group” means Gary W. Rollins, Amy R. Kreisler, Pamela R. Rollins and Timothy C. Rollins or his or her designee(s), or any entity that is directly or indirectly affiliated with the Significant Stockholder Group. (v) “Subsidiary” means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. (w) “Termination Date” means the date of the termination of Executive’s employment with the Company, for any reason, whether with or without cause, upon the initiative of either party. 3. Employment At-Will. Executive shall continue to be employed at-will and for no definite term. This means that either party may terminate the employment relationship at any time for any or no reason. 4. Term of Agreement; Survival of Restrictive Covenants. This Agreement shall terminate on the earliest of (i) the date that the Company fulfills its obligations set forth in Section 1 hereof; or (ii) the

7 date of Executive’s termination of employment with the Company other than by reason of a Qualifying Change-in-Control Termination. For the avoidance of doubt, the Restrictive Covenants contained in Section 6, as well as any other provisions of this Agreement necessary to interpret or enforce the Restrictive Covenants, shall survive termination of this Agreement and/or termination of Executive’s employment for any reason, and shall continue to be in full force and effect in accordance with their terms. 5. Acknowledgements. (a) Consideration. Executive acknowledges and agrees that Executive has received good and valuable consideration for entering into this Agreement, including, without limitation, the Company’s promises set forth in this Agreement, access to and use of Company’s Confidential Information and access to the Company’s customer and employee relationships and goodwill, and further acknowledges that the Company would not enter into this Agreement in the absence of Executive’s execution of and compliance with this Agreement. (b) Access to Confidential Information, Relationships, and Goodwill. Executive acknowledges and agrees that Executive is being provided and entrusted with Confidential Information, including highly confidential customer information that is subject to extensive measures to maintain its secrecy within the Company, is not known in the trade or disclosed to the public, and would materially harm the Company’s legitimate business interests if it was disclosed or used in violation of this Agreement. Executive also acknowledges and agrees that Executive is being provided and entrusted with access to the Company’s customer and employee relationships and goodwill. Executive further acknowledges and agrees that the Company would not provide access to the Confidential Information, customer and employee relationships, and goodwill in the absence of Executive’s execution of and compliance with this Agreement. Executive further acknowledges and agrees that the Company’s Confidential Information, customer and employee relationships, and goodwill are valuable assets of the Company and are legitimate business interests that are properly subject to protection through the covenants contained in this Agreement. (c) Potential Unfair Competition. Executive acknowledges and agrees that as a result of Executive’s employment with the Company, Executive’s knowledge of and access to Confidential Information, and Executive’s relationships with the Company’s customers and employees, Executive would have an unfair competitive advantage if Executive were to engage in activities in violation of this Agreement. (d) No Undue Hardship. Executive acknowledges and agrees that, in the event that Executive’s employment with the Company terminates, Executive possesses marketable skills and abilities that will enable Executive to find suitable employment without violating the covenants set forth in this Agreement. (e) Voluntary Execution. Executive acknowledges and affirms that Executive is executing this Agreement voluntarily, that Executive has read this Agreement carefully and had a full and reasonable opportunity to consider this Agreement (including an opportunity to consult with legal counsel), and that Executive has not been pressured or in any way coerced, threatened or intimidated into signing this Agreement. (f) Key Employee. Executive acknowledges and affirms that, as a result of Executive’s executive position with the Company, as well as the Company’s investment of time, training, money, trust, exposure to the public, or exposure to customers, vendors, or other business relationships during the course of his employment with the Company, Executive is a Key Employee, as defined by O.C.G.A. § 13-8-51(8), and that Executive’s job duties meet all of the requirements of O.C.G.A. § 13-8- 53(a)(3) and/or (a)(4).

8 6. Restrictive Covenants. For purposes of this Section 6, including the defined terms used herein, the “Company” shall be deemed to include the Company and its Subsidiaries. (a) Restriction on Disclosure and Use of Confidential Information. Executive agrees that Executive shall not, directly or indirectly, use any Confidential Information on Executive’s own behalf or on behalf of any Person other than the Company, or reveal, divulge, or disclose any Confidential Information to any Person not expressly authorized by the Company to receive such Confidential Information. This obligation shall remain in effect for as long as the information or materials in question retain their status as Confidential Information. Executive further agrees that Executive shall fully cooperate with the Company in maintaining the Confidential Information to the extent permitted by law. The Parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company’s rights or Executive’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices. Anything herein to the contrary notwithstanding, Executive shall not be restricted from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive; (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Executive shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Executive has made such reports or disclosures; or (iii) disclosing information about a dispute involving a nonconsensual sexual act or sexual contact (including when the victim lacks capacity to consent), or a dispute relating to conduct that is alleged to constitute sexual harassment under applicable law. In addition, and anything herein to the contrary notwithstanding, Executive is hereby given notice that Executive shall not be criminally or civilly liable under any federal or state trade secrets law for: (iv) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in either event solely for the purpose of reporting or investigating a suspected violation of law; or (v) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. (b) Non-Competition. Executive agrees that, during the Restricted Period, Executive will not, without prior written consent of the Company, directly or indirectly (i) carry on or engage in Competitive Services within the Restricted Territory on Executive’s own or on behalf of any Person or any Principal or Representative of any Person, or (ii) own, manage, operate, join, control or participate in the ownership, management, operation or control, of any business, whether in corporate, proprietorship or partnership form or otherwise where such business is engaged in the provision of Competitive Services within the Restricted Territory; provided that nothing herein shall prohibit Executive from being a passive owner of not more than five percent (5%) of the outstanding securities of any publicly traded company engaged in the Competitive Services, so long as Executive does not serve on the board of directors of such company, and does not engage in the management of such company. (c) Non-Solicitation of Protected Customers. Executive agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive’s own behalf or as a Principal or Representative of any Person: (i) solicit, divert, take away, or attempt to solicit, divert, or take away a Protected Customer for the purpose of engaging in, providing, or selling Competitive Services; or (ii) provide Competitive Services to a Protected Customer anywhere within the Restricted Territory. Actions prohibited by Section 6(c)(i) above include, but are not limited to, using social media platforms (including without limitation LinkedIn and Facebook) to make posts directed in whole or in part at Protected Customers, or to send unsolicited communications to Protected Customers regarding Competitive Services.

9 (d) Non-Recruitment of Employees and Independent Contractors. Executive agrees that during the Restricted Period, Executive shall not, within the Restricted Territory, directly or indirectly, whether on Executive’s own behalf or as a Principal or Representative of any Person, recruit, solicit, or induce or attempt to recruit, solicit or induce any employee or independent contractor of the Company to terminate Executive’s employment or other relationship with the Company or to enter into employment or any other kind of business relationship with Executive or any other Person. (e) Non-Disparagement. Executive agrees that during the Restricted Period, Executive shall not make, publish or communicate to any person or entity or in any public forum (including social media) any defamatory or disparaging remarks, comments or statements concerning the Company or any of its products, services, affiliates, directors, officers, or employees. Notwithstanding the foregoing, this provision does not in any way limit, restrict, or impede: (i) any of Executive’s rights that are expressly reserved in Section 6(a) of this Agreement; (ii) Executive’s rights, if any, to engage in protected concerted activity under the National Labor Relations Act; or (iii) Executive’s ability to provide truthful testimony or information in response to a subpoena, court or arbitral order, or valid request by a government entity, or as otherwise required by law. (f) Return of Materials. Executive agrees that Executive will not retain or destroy (except as set forth below), and will immediately return to the Company on or prior to the Termination Date, or at any other time the Company requests such return, any and all property of the Company that is in Executive’s possession or subject to Executive’s control, including, but not limited to, customer files and information, papers, drawings, notes, manuals, specifications, designs, devices, code, email, documents, diskettes, CDs, tapes, keys, access cards, credit cards, identification cards, equipment, computers, mobile devices, other electronic media, all other files and documents relating to the Company and its business (regardless of form, but specifically including all electronic files and data of the Company), together with all Confidential Information belonging to the Company or that Executive received from or through Executive’s employment with the Company. Executive will not make, distribute, or retain copies of any such information or property. To the extent that Executive has electronic files or information in Executive’s possession or control that belong to the Company and/or contain Confidential Information (specifically including but not limited to electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), on or prior to the Termination Date, or at any other time the Company requests, Executive shall (i) provide the Company with an electronic copy of all of such files or information (in an electronic format that readily accessible by the Company); (ii) after doing so, delete all such files and information, including all copies and derivatives thereof, from all non-Company-owned computers, mobile devices, electronic media, cloud storage, and other media, devices, and equipment, such that such files and information are permanently deleted and irretrievable; and (iii) provide a written certification to the Company that the required deletions have been completed and specifying the files and information deleted and the media source from which they were deleted. 7. Enforcement of Restrictive Covenants. (a) Rights and Remedies Upon Breach. The Parties specifically acknowledge and agree that the remedy at law for any breach of the Restrictive Covenants will be inadequate, and that in the event Executive breaches, or threatens to breach, any of the Restrictive Covenants, the Company shall have the right and remedy, without the necessity of proving actual damage or posting any bond, to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity. Executive understands and agrees that if Executive violates any of the obligations set forth in the Restrictive Covenants, the period of restriction applicable to each obligation

10 violated shall cease to run during the pendency of any litigation over such violation, provided that such litigation was initiated during the period of restriction. The Parties understand and agree that, if the Parties become involved in legal action regarding the enforcement of the Restrictive Covenants, the substantially prevailing Party shall be entitled, in addition to any other remedy, to recover from the non-prevailing Party its/his/her reasonable costs and attorneys’ fees incurred in connection with such legal action. The Company’s ability to enforce its rights under the Restrictive Covenants or applicable law against Executive shall not be impaired in any way by the existence of a claim or cause of action on the part of Executive based on, or arising out of, this Agreement or any other event or transaction. (b) Severability and Modification of Covenants. Executive acknowledges and agrees that each of the Restrictive Covenants is reasonable and valid in time and scope and in all other respects. The Parties agree that it is their intention that the Restrictive Covenants be enforced in accordance with their terms to the maximum extent permitted by law. Each of the Restrictive Covenants shall be considered and construed as a separate and independent covenant. Should any part or provision of any of the Restrictive Covenants be held invalid, void, or unenforceable, such invalidity, voidness, or unenforceability shall not render invalid, void, or unenforceable any other part or provision of this Agreement or such Restrictive Covenant. If any of the provisions of the Restrictive Covenants should ever be held by a court of competent jurisdiction to exceed the scope permitted by the applicable law, such provision or provisions shall be automatically modified to such lesser scope as such court may deem just and proper for the reasonable protection of the Company’s legitimate business interests and may be enforced by the Company to that extent in the manner described above and all other provisions of this Agreement shall be valid and enforceable. (c) Disclosure of Agreement. Executive acknowledges and agrees that, during the Restricted Period, Executive will disclose the existence and terms of this Agreement to any prospective employer, business partner, investor or lender prior to entering into an employment, partnership or other business relationship with such prospective employer, business partner, investor or lender. Executive further agrees that the Company shall have the right to make any such prospective employer, business partner, investor or lender of Executive aware of the existence and terms of this Agreement. 8. Mandatory Reduction of Payments in Certain Events. (a) Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any Payment would, if paid, be subject to any Excise Tax, then, prior to the making of any Payments to or for the benefit of Executive, a calculation shall be made comparing (i) the net after-tax benefit to Executive of the Payments after payment by Executive of the Excise Tax, to (ii) the net after-tax benefit to Executive if the Payments had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payments shall be limited to the extent necessary to avoid being subject to the Excise Tax (the “Reduced Amount”). The reduction of the Payments due hereunder, if applicable, shall be made by first reducing cash Payments and then, to the extent necessary, reducing those Payments having the next highest ratio of “parachute value” (as determined under Section 280G) to actual present value of such Payments as of the date of a change in control, as determined by the Determination Firm (as defined in subsection (b) hereof). For purposes of this Section 8, present value shall be determined in accordance with Section 280G(d)(4) of the Code. (b) All determinations required to be made under this Section 8, including whether an Excise Tax would otherwise be imposed, whether the Payments shall be reduced, the amount of the Reduced Amount, and the assumptions to be utilized in arriving at such determinations, shall be made by a nationally recognized accounting firm or compensation consulting firm mutually acceptable to the Company and Executive (the “Determination Firm”) which shall provide detailed supporting calculations to the Company and Executive within 15 business days after the receipt of notice from the Company or Executive

11 that a Payment is due to be made, or such earlier time as is requested by the Company. All fees and expenses of the Determination Firm shall be borne solely by the Company. Any determination by the Determination Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Determination Firm hereunder, it is possible that Payments which Executive was entitled to, but did not receive pursuant to Section 8(a), could have been made without the imposition of the Excise Tax (“Underpayment”), consistent with the calculations required to be made hereunder. In such event, the Determination Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive, but no later than March 15 of the year after the year in which the Underpayment is determined to exist, which is when the legally binding right to such Underpayment arises. 9. Successors. (a) This Agreement is personal to Executive and shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal and personal representatives. (b) The Company may not assign, transfer, or delegate any of the Company’s rights or obligations under this Agreement without the prior written consent of Executive, except only that the Company may, without the consent of Executive, assign, transfer, or delegate the Company’s rights or obligations under this Agreement to any successor or assign to all or substantially all of the business or assets of the Company in connection with a change in control. This Agreement shall be binding and inure to the benefit of the Company, and such successors and assigns. 10. Code Section 409A. (a) General. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Code and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder (and any applicable transition relief under Section 409A of the Code). Nevertheless, the tax treatment of the benefits provided under the Agreement is not warranted or guaranteed. Neither the Company nor its directors, officers, employees, or advisers shall be held liable for any taxes, interest, penalties, or other monetary amounts owed by Executive as a result of the application of Section 409A of the Code. (b) Definitional Restrictions. Notwithstanding anything in this Agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code (“Non-Exempt Deferred Compensation”) would otherwise be payable or distributable hereunder, or a different form of payment of such Non-Exempt Deferred Compensation would be effected, such Non-Exempt Deferred Compensation will not be payable or distributable to Executive, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such payment event meet any description or definition of “change in control event” or “separation from service,” as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not affect the dollar amount or prohibit the vesting of any Non-Exempt Deferred Compensation upon termination of employment, however defined. If this provision prevents the payment or distribution of any Non-Exempt Deferred Compensation, or the application of a different form of payment, then, subject to subsection (c) below, such payment or distribution shall be made at the time and in the form that would have applied absent the non-409A-conforming event.

12 (c) Six-Month Delay in Certain Circumstances. Notwithstanding anything in this Agreement to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Agreement by reason of Executive’s separation from service during a period in which Executive is a specified employee (as determined by the Company in accordance with Section 409A of the Code and Treasury Regulations § 1.409A-3(i)(2)), then, subject to any permissible acceleration of payment by the Company under Treas. Reg. Section 1.409A- 3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes): (i) the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following Executive’s separation from service will be accumulated through and paid or provided on the first day of the seventh month following Executive’s separation from service (or, if Executive dies during such period, within thirty (30) days after Executive’s death) (in either case, the “Required Delay Period”); and (ii) the normal payment or distribution schedule for any remaining payments or distributions will resume at the end of the Required Delay Period. (d) Treatment of Installment Payments. Each payment of termination benefits under this Agreement shall be considered a separate payment, as described in Treas. Reg. Section 1.409A-2(b)(2), for purposes of Section 409A of the Code. (e) Timing of Release of Claims. Whenever in this Agreement a payment or benefit is conditioned on Executive’s execution of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of employment; failing which such payment or benefit shall be forfeited. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then such payment or benefit (including any installment payments) that would have otherwise been payable during such 60-day period shall be accumulated and paid on the 60th day after the date of termination provided such release shall have been executed and such revocation periods shall have expired. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such period. 11. Miscellaneous. (a) Applicable Law; Forum Selection; Consent to Jurisdiction. The Company and Executive agree that this Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Georgia without giving effect to its conflicts of law principles. Executive agrees that the exclusive forum for any action to enforce this Agreement, as well as any action relating to or arising out of this Agreement, shall be the State of Georgia. With respect to any such court action, the parties hereby irrevocably submit to the personal jurisdiction of such courts. Executive further agree that the courts listed above are convenient forums for any dispute that may arise herefrom and that Executive shall raise as a defense that such courts are not convenient forums. (b) Non-Duplication. Notwithstanding anything to the contrary in this Agreement, and except as specifically provided below, any severance payments or benefits received by Executive pursuant to this Agreement shall be in lieu of any general severance policy or other severance plan maintained by the Company (other than a stock option, restricted stock, share or unit, performance share or unit, supplemental retirement, deferred compensation, or similar plan or agreement which may contain provisions operative on a termination of Executive’s employment or may incidentally refer to accelerated vesting or accelerated payment upon a termination of employment). (c) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. (d) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties or their respective successors and legal representatives.

13 (e) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the intended recipients or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows: if to Executive: the address on file with the Company; if to the Company, 2170 Piedmont Road, N.E., Atlanta, Georgia 30324, or to such other address as a party shall have furnished to the others in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee. (f) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. (g) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation. (h) Waivers. Failure of any party to insist, in one or more instances, on performance by any other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver. (i) Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and, from and after the date hereof, this Agreement shall supersede any other agreement, written or oral, among the parties relating to the subject matter of this Agreement, including but not limited to any prior discussions, understandings, and/or agreements between the parties, written or oral, at any time. (j) Construction. The parties understand and agree that, because they have been given the opportunity to have counsel review and revise this Agreement, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement. Instead, the language of all parts of this Agreement shall be construed as a whole, and according to its fair meaning, and not strictly for or against any of the parties. (k) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. (l) Survival. The respective rights and obligations of the parties under this Agreement shall survive the expiration and/or termination of this Agreement and the termination of Executive’s employment hereunder to the extent and for such time as necessary to carry out fully the purposes and intent of this Agreement. [signature page follows]

14 IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written. EXECUTIVE [Name] ROLLINS, INC. By: Its: